Exhibit 10.1

FINISAR CORPORATION

2005 STOCK INCENTIVE PLAN

(As Amended and Restated Effective September 2, 2014)

1.                                      ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

1.1                               Establishment.  The Finisar Corporation 2005 Stock Incentive Plan (formerly known as the Finisar Corporation 1999 Stock Option Plan) (the “Plan”) was established effective as of April 20, 1999.  The Plan is hereby amended and restated effective as of September 2, 2014, subject to approval by the stockholders of the Company at the 2014 Annual Meeting.

1.2                               Purpose.  The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group.

1.3                               Term of Plan.  The Plan shall continue in effect until the earliest of (i) September 1, 2024 or its earlier termination by the Board, (ii) the date on which all of the shares of Stock available for issuance under the Plan have been issued as fully-vested shares or (iii) the termination of all outstanding Options, stock appreciation rights, restricted stock units and other share right awards in connection with a Change in Control.  Should the Plan terminate on September 1, 2024, then all Options, stock appreciation rights, unvested stock issuances, restricted stock units and other share right awards outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing such grants, issuances or awards.

2.                                      DEFINITIONS AND CONSTRUCTION.

2.1                               Definitions.  Whenever used herein, the following terms shall have their respective meanings set forth below:

(a)                                 “Award” means an Option, stock appreciation right, stock, restricted stock, restricted stock unit or other stock based award under the Plan.

(b)                                 “Award Agreement” means a written agreement evidencing an Award under the Plan.

(c)                                  “Board” means the Board of Directors of the Company.

(d)                                 “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(e)                                  “Committee” means the Compensation Committee of the Board.  Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan (other than to increase the share reserve or extend the term of the Plan) at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

(f)                                   “Company” means Finisar Corporation, a Delaware corporation, or any successor corporation thereto.

(g)                                  “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on a Form S-8 Registration Statement under the Securities Act.

(h)                                 “Director” means a member of the Board or of the board of directors of any other Participating Company.

(i)                                     “Disability” means the inability of the Optionee, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Optionee’s position with the Participating Company Group because of the sickness or injury of the Optionee.

(j)                                    “Employee” means any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan.

(k)                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l)                                     “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Board, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i)                                     If, on such date, the Stock is listed on any established securities exchange, the Fair Market Value of a share of Stock shall be the closing selling price per share of Stock at the close of regular trading hours (i.e., before after-hours trading begins) on the date in question on the securities exchange determined by the Plan Administrator to be the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Plan Administrator deems reliable.  If the relevant date does not fall on a day on which the Stock has traded on such securities exchange, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Plan Administrator, in its discretion.

(ii)                                  If, on such date, the Stock is not listed on any established securities exchange or regularly quoted by a recognized securities dealer, the Fair Market Value of a share of Stock shall be as determined by the Board in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

(m)                             “Incentive Stock Option” means an Option intended to be (as set forth in the Option Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(n)                                 “Insider” means an officer or a Director of the Company or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(o)                                 “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Option Agreement) or which does not qualify as an Incentive Stock Option.

(p)                                 “Option” means a right to purchase Stock (subject to adjustment as provided in Section 4.2) pursuant to the terms and conditions of the Plan.  An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(q)                                 “Option Agreement” means a written agreement between the Company and an Optionee setting forth the terms, conditions and restrictions of the Option granted to the Optionee and any shares acquired upon the exercise thereof.  An Option Agreement may consist of a form of “Notice of Grant of Stock Option” and a form of “Stock Option Agreement” incorporated therein by reference, or such other form or forms as the Plan Administrator may approve from time to time.

(r)                                    “Optionee” means a person who has been granted one or more Options.

(s)                                   “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(t)                                    “Participant” means a person who has been issued shares of Stock or restricted stock units or other stock-based awards under Section 9.

(u)                                 “Participating Company” means the Company or any Parent Corporation or Subsidiary Corporation.

(v)                                 “Participating Company Group” means, at any point in time, all corporations collectively which are then Participating Companies.

(w)                               “Performance Goals” means any of the following performance criteria upon which the vesting of one or more Awards under the Plan may be based: (i) revenue, organic revenue, net sales, or new-product revenue or net sales, (ii) achievement of specified milestones in the discovery and development of the Company’s technology or of one or more of the Company’s products, (iii) achievement of specified milestones in the commercialization of one or more of the Company’s products, (iv) achievement of specified milestones in the manufacturing of one or more of the Company’s products, (v) expense targets, (vi) share price, (vii) total shareholder return, (viii) earnings per share, (ix) operating margin, (x) gross margin,

(xi) return measures (including, but not limited to, return on assets, capital, equity, or sales), (xii) productivity ratios, (xiii) operating income, (xiv) net operating profit, (xv) net earnings or net income (before or after taxes), (xvi) cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital), (xvii) earnings before or after interest, taxes, depreciation, amortization, (xviii) economic value added, (xix) market share, (xx) working capital, (xxi) achievement of specified milestones relating to corporate partnerships, collaborations, license transactions, distribution arrangements, mergers, acquisitions, dispositions or similar business transactions and (xxii) employee retention and recruiting and human resources management.  In addition, such performance goals may be based upon the attainment of specified levels of the Company’s performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of the Company’s business units or divisions or any Parent or Subsidiary.  Performance goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned and a maximum level of performance at which an award will be fully earned.  Each applicable performance goal may be structured at the time of the grant of the Award to provide for appropriate adjustments or exclusions for one or more of the following items: (A) asset impairments or write-downs; (B) litigation or governmental investigation expenses and any judgments, verdicts and settlements in connection therewith; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; (E) any extraordinary or nonrecurring items; (F) items of income, gain, loss or expense attributable to the operations of any business acquired by the Company or costs and expenses incurred in connection with mergers and acquisitions; (G) items of income, gain, loss or expense attributable to one or more business operations divested by the Company or the gain or loss realized upon the sale of any such business the assets thereof, (H) accruals for bonus or incentive compensation costs and expenses associated with cash-based awards or stock-based awards made under the any bonus or incentive compensation plan of the Company, (I) changes in excess and obsolete inventory reserve, (J) the impact of foreign currency fluctuations or changes in exchange rates and (K) changes in deemed taxes and/or outstanding shares resulting from any or all of the foregoing adjustments and exclusions.

(x)                                 “Plan Administrator” means the particular entity, whether the Committee or the Board, which is authorized to administer the Plan with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under the Plan with respect to the persons under its jurisdiction.

(y)                                 “Plan Amendment Date” means September 2, 2014.

(z)                                  “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(aa)                          “Securities Act” means the Securities Act of 1933, as amended.

(bb)                          “Service” for any particular Award shall have the meaning assigned to such term in the applicable Award Agreement or, in the absence of any other Service definition in the Award Agreement, Service means a person’s employment or service with the

Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant.  A person’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the person renders Service to the Participating Company Group or a change in the Participating Company for which the person renders such Service, provided that there is no interruption or termination of the person’s Service.  Furthermore, a person’s Service with the Participating Company Group shall not be deemed to have terminated if the person takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided, however, that if any such leave exceeds three (3) months and the Optionee’s right to return to Service with the Participating Company Group is not guaranteed by statute or contract, any Incentive Stock Option held by the person and not exercised within the six (6)-month period measured from the start date of such leave shall cease to be treated as an Incentive Stock Option and instead shall be treated thereafter as a Nonstatutory Stock Option.  Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under any Award.  The person’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the person performs Service ceasing to be a Participating Company.  Subject to the foregoing, the Company (or, with respect to any Insider, the Plan Administrator), in its discretion, shall determine whether the person’s Service has terminated and the effective date of such termination.

(cc)                            “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

(dd)                          “Stock Issuance Agreement” means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the issuance of Stock or the grant of other Awards to the Participant pursuant to Section 9.

(ee)                            “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(ff)                              “Ten Percent Owner Optionee” means an Optionee who, at the time an Option is granted to the Optionee, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code.

2.2                               Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.                                      ADMINISTRATION.

3.1                               Administration.  The Committee shall administer the Plan with respect to officers of the Company who are Insiders.  The Board shall administer the Plan with respect to non-employee members of the Board.  Administration of the Plan with respect to all other persons eligible to participate in the Plan may, at the Board’s discretion, be vested in the Committee, or the Board may retain the power to administer the Plan with respect to all such persons.

3.2                               Committee Membership.  Members of the Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time.  The Committee shall be comprised solely of two or more non-employee Board members, each of whom is intended to qualify as both a “non-employee director” (as defined by Rule 16b-3 of the Exchange Act or any successor rule), an “outside director” for purposes of Section 162(m) of the Code and an “independent director” under the rules of any securities exchange or automated quotation system on which the Stock is then listed, quoted or traded; provided that any action taken by the Committee shall be valid and effective, whether or not one or more members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this definition or otherwise provided in the charter of the Compensation Committee.

3.3                               Authority of Officers.  Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.4                               Powers of the Plan Administrator.  In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Plan Administrator shall have the full and final power and authority, in its discretion:

(a)                                 to determine, with respect to the grant of Options or stock appreciation rights, which eligible persons are to receive such grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of a granted Option as either an Incentive Stock Option or a Nonstatutory Option, the exercise or base price of each such grant, the method of payment of the exercise price of a granted Option, the time or times when each Option or stock appreciation right is to become exercisable, the vesting schedule (if any) applicable to the grant, the maximum term for which the grant is to remain outstanding, the method for satisfaction of any tax withholding obligation arising in connection with the Option or stock appreciation right or the shares acquired thereunder (including by the withholding or delivery of shares of Stock), the effect of the person’s termination of Service with the Participating Company Group on any outstanding Option or stock appreciation right and all other terms, conditions and restrictions applicable to the Option or stock appreciation right not inconsistent with the terms of the Plan;

(b)                                 to designate, with respect to direct stock issuances or other stock-based awards, which eligible persons are to receive such issuances or awards, the time or times when the issuances or awards are to be made, the number of shares subject to each such issuance or award, the vesting schedule (if any) applicable to the shares subject to such issuance or award and the consideration for such shares, the method for satisfaction of any tax withholding obligation arising in connection with such issuance or award or the shares acquired thereunder

(including by the withholding or delivery of shares of Stock), the effect of the person’s termination of Service with the Participating Company Group on any outstanding award or shares and all other terms, conditions and restrictions applicable to the award or shares not inconsistent with the terms of the Plan;

(c)                                  to determine the Fair Market Value of shares of Stock or other property;

(d)                                 to approve one or more forms of Award Agreements;

(e)                                  to amend, modify, extend, cancel or renew any Option or to waive any restrictions or conditions applicable to any Option or any shares acquired upon the exercise thereof;

(f)                                   to accelerate, continue, extend or defer the exercisability or vesting of any Award or the vesting of any shares acquired thereunder, including with respect to the period following a person’s termination of Service with the Participating Company Group;

(g)                                  to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements or subplans to, or alternative versions of, the Plan, including, without limitation, as the Plan Administrator deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose residents may be granted Awards;

(h)                                 to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Plan Administrator may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

3.5                               Administration with Respect to Insiders.  With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

3.6                               Indemnification.  In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Committee and the Board and any officers or employees of the Participating Company Group to whom authority to act for the Committee, the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4.                                      SHARES SUBJECT TO PLAN.

4.1                               Maximum Number of Shares Issuable.  Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan on or after the Plan Amendment Date shall be equal to the number of shares of Stock subject to Awards outstanding immediately prior to the Plan Amendment Date plus Thirteen Million (13,000,000) shares, up to an aggregate of Twenty-two Million Five Hundred Thousand (22,500,000) shares.  The shares of Stock available for issuance under the Plan shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof.  Notwithstanding the foregoing, except as adjusted pursuant to Section 4.2, the maximum aggregate number of shares of Stock that may be issued pursuant to the exercise of Incentive Stock Options (the “ISO Share Limit”) on or after the Plan Amendment Date shall not exceed Twenty-two Million Five Hundred Thousand (22,500,000).  Shares of Stock subject to outstanding Awards made under the Plan shall be available for subsequent issuance under the Plan to the extent (i) those Awards expire or terminate for any reason prior to the issuance of the shares of Stock subject to those Awards or (ii) the awards are cancelled in accordance with the cancellation-regrant provisions of Section 8.  Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Company at or below the original exercise or issue price paid per share pursuant to the Company’s repurchase rights under the Plan shall be added back to the number of shares of Stock reserved for issuance under the Plan and shall accordingly be available for subsequent reissuance under the Plan.  In addition, should the exercise price of an Option under the Plan be paid with shares of Stock, the authorized reserve of Stock under the Plan shall be reduced by the gross number of shares for which the Option is exercised, and not by the net number of shares issued under the exercised Option.  Upon the exercise of any stock appreciation right under the Plan, the share reserve shall be reduced by the gross number of shares as to which such right is exercised, and not by the net number of shares issued by the Company upon such exercise.  If shares of Stock otherwise issuable under the Plan are withheld by the Company in satisfaction of the withholding taxes incurred in connection with the issuance, vesting or exercise of an Award or the issuance of fully-vested shares, the number of shares of Stock available for issuance under the Plan shall be reduced on the basis of the gross number of shares issued, vested or exercised under such Award, calculated in each instance prior to any such share withholding.

4.2                               Adjustments for Changes in Capital Structure.  In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, exchange of shares, spin-off transaction or other change affecting the outstanding shares of Stock as a class without the Company’s receipt of consideration or should the value of the outstanding shares of Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution (whether paid in cash, securities or other property), or should there occur any merger, consolidation or other reorganization, appropriate adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan;

(ii) the maximum number and/or class of securities which may be issued pursuant to the exercise of Incentive Stock Options; (iii) the maximum number and/or class of securities for which any one Employee may be granted Options or stand-alone stock appreciation rights under the Plan in any fiscal year of the Company; (iv) the maximum number and/or class of securities for which any one Employee may be granted direct stock issuances (whether vested or unvested) and other stock-based awards (other than Options or stand-alone stock appreciation rights) under the Plan in any fiscal year of the Company; (v) the maximum number and/or class of securities for which any one non-employee member of the Board may be granted Awards in any fiscal year of the Company; (vi) the number and/or class of securities and the exercise or base price per share in effect under each outstanding Option or stock appreciation right under the Plan; (vii) the number and/or class of securities subject to each outstanding restricted stock unit or other stock-based award under the Plan and the consideration (if any) payable per share thereunder; and (viii) the number and/or class of securities subject to the Company’s outstanding repurchase rights under the Plan and the repurchase price payable per share.  If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event, as defined in Section 10.1) shares of another corporation (the “New Shares”), the Plan Administrator may unilaterally amend the outstanding Awards to provide that New Shares will be issued upon the exercise or vesting of the Awards.  In the event of any such amendment, the number of shares subject to, and the purchase price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Plan Administrator, in its discretion.  Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the exercise price of any Option be decreased to an amount less than the par value, if any, of the stock subject to the Option.  The adjustments determined by the Plan Administrator pursuant to this Section 4.2 shall be final, binding and conclusive.

4.3                               Grant Limits.

(a)                                 Options and Stock Appreciation Rights.  Subject to adjustment as provided in Section 4.2, no Employee shall be granted within any fiscal year of the Company Options or stand-alone stock appreciation rights for more than two million (2,000,000) shares of Stock in the aggregate.

(b)                                 Direct Stock Issuances and Other Stock-Based Awards.  Subject to adjustment as provided in Section 4.2, no Employee shall be granted within any fiscal year of the Company direct stock issuances (whether vested or unvested) and other stock-based awards (other than Options or stand-alone stock appreciation rights) for more than two million (2,000,000) shares of Stock in the aggregate.

(c)                                  Non-Employee Directors.  Subject to adjustment as provided in Section 4.2, no non-Employee member of the Board shall be granted within any fiscal year of the Company one or more Awards for more than two hundred thousand (200,000) shares of Stock in the aggregate.

5.                                      ELIGIBILITY.

Awards may be granted only to Employees, Consultants, and Directors.  Eligible persons may be granted more than one (1) Award.

6.                                      TERMS AND CONDITIONS OF OPTIONS.

Options shall be evidenced by Option Agreements specifying the number of shares of Stock covered thereby, in such form as the Plan Administrator shall from time to time establish.  Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1                               Option Grant Restrictions.  Any person who is not an Employee on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option.

6.2                               Exercise Price.  The exercise price for each Option shall be established in the discretion of the Plan Administrator; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option.  Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner complying with the requirements of Sections 409A and 424(a) of the Code.

6.3                               Exercisability and Term of Options.  Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Plan Administrator and set forth in the Option Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years from the effective date of grant of such Option and (b) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years from the effective date of grant of such Option.  Subject to the foregoing, unless a shorter term is specified by the Plan Administrator at the time of grant, each Option granted hereunder shall terminate ten (10) years from the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.  No Option shall be exercisable unless and until the Optionee accepts the terms and condition of the Option Agreement approved by the Plan Administrator, either through an on-line or electronic system established and maintained by the Company or a third party designated by the Company or by execution of an Option Agreement.

6.4                               Payment of Exercise Price.

(a)                                 Forms of Consideration Authorized.  Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Optionee having a Fair Market Value (as determined by the Company without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company) on the Option exercise date not less than the exercise price, (iii) to the extent the Option is exercised for vested shares, by delivery of a properly executed notice together with (1) irrevocable instructions to a brokerage firm (reasonably satisfactory to the Company for purposes of administering the exercise procedure in compliance with any applicable pre-clearance or pre-notification requirements) providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being  acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a “Cashless Exercise”) and (2) irrevocable instructions to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale, (iv) by such other consideration as may be approved by the Plan Administrator from time to time to the extent permitted by applicable law, or (v) by any combination thereof.  The Plan Administrator may at any time or from time to time, by approval of or by amendment to the standard forms of Option Agreement described in Section 6.9, or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b)                                 Limitations on Forms of Consideration.

(i)                                     Tender of Stock.  Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.  Unless otherwise provided by the Plan Administrator, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Optionee for more than six (6) months (or such other period necessary to avoid a charge to the Company’s earnings for financial reporting purposes) or were not acquired, directly or indirectly, from the Company.

(ii)                                  Cashless Exercise.  The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

6.5                               Fair Market Value Limitation.  To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by an Optionee for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portions of such options which exceed such amount shall be treated as Nonstatutory Stock Options.  To the extent the Optionee holds two (2) or more options designated as Incentive Stock Options which become exercisable for the first time in the same calendar year, then for purposes of this Section 6.5, such options shall be taken into account in the order in which they were granted except to the extent otherwise provided under applicable law or regulation, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted.  If the Code is amended to provide for a different limitation from that set forth in this Section 6.5, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code.  If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 6.5, the Optionee may designate which portion of such Option the Optionee is exercising.  In the absence of such designation, the Optionee shall be deemed to have exercised the Incentive Stock Option portion of the Option first.  Separate certificates representing each such portion shall be issued upon the exercise of the Option.

6.6                               Repurchase Rights.  Shares issued under the Plan may be subject to a right of first refusal, one or more repurchase options, or other conditions and restrictions as determined by the Plan Administrator in its discretion at the time the Option is granted.  The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.  Upon request by the Company, each Optionee shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

6.7                               Effect of Termination of Service.

(a)                                 Option Exercisability.  Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided by the Plan Administrator in the grant of an Option and set forth in the Option Agreement, an Option shall be exercisable after an Optionee’s termination of Service only during the applicable time period determined in accordance with this Section 6.7 and thereafter shall terminate:

(i)                                     Disability.  If the Optionee’s Service with the Participating Company Group terminates because of the Disability of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee’s Service terminated, may be exercised by the Optionee (or the Optionee’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Optionee’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Option Agreement evidencing such Option (the “Option Expiration Date”).

(ii)                                  Death.  If the Optionee’s Service with the Participating Company Group terminates because of the death of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee’s Service terminated, may be exercised by the Optionee’s legal representative or other person who acquired the right to exercise the Option by reason of the Optionee’s death at any time prior to the expiration of twelve (12) months after the date on which the Optionee’s Service terminated, but in any event no later than the Option Expiration Date.  The Optionee’s Service shall be deemed to have terminated on account of death if the Optionee dies within thirty (30) days (or such longer period of time as determined by the Plan Administrator, in its discretion) after the Optionee’s termination of Service.

(iii)                               Termination After Change in Control.  The Plan Administrator may, in its discretion, provide in any Option Agreement that if the Optionee’s Service with the Participating Company Group ceases as a result of “Termination After Change in Control” (as defined in such Option Agreement), then (1) the Option, to the extent unexercised and exercisable on the date on which the Optionee’s Service terminated, may be exercised by the Optionee (or the Optionee’s guardian or legal representative) at any time prior to the expiration of six (6) months (or such longer period of time as determined by the Plan Administrator, in its  discretion) after the date on which the Optionee’s Service terminated, but in any event no later than the Option Expiration Date, and (2) the exercisability and vesting of the Option and any shares acquired upon the exercise thereof shall be accelerated effective as of the date on which the Optionee’s Service terminated to such extent, if any, as shall have been determined by the Plan Administrator, in its discretion, and set forth in the Option Agreement

(iv)                              Other Termination of Service.  If the Optionee’s Service with the Participating Company Group terminates for any reason, except Disability, death or Termination After Change in Control, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee’s Service terminated, may be exercised by the Optionee at any time prior to the expiration of sixty (60) days (or such longer period of time as determined by the Plan Administrator, in its discretion) after the date on which the Optionee’s Service terminated, but in any event no later than the Option Expiration Date.

(b)                                 Extension if Exercise Prevented by Law.  Notwithstanding the foregoing, if the exercise of an Option within the applicable time periods set forth in Section 6.7(a) is prevented by the provisions of Section 12 below, the Option shall remain exercisable until thirty (30) days (or such longer period of time as determined by the Plan Administrator, in its discretion) after the date such exercise would no longer be prohibited, but in any event no later than the Option Expiration Date.

(c)                                  Extension if Optionee Subject to Section 16(b).  Notwithstanding the foregoing, if a sale within the applicable time periods set forth in Section 6.7(a) of shares acquired upon the exercise of the Option would subject the Optionee to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Optionee would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Optionee’s termination of Service, or (iii) the Option Expiration Date.

6.8                               Transferability of Options.  During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee or the Optionee’s guardian or legal representative.  No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution.  Notwithstanding the foregoing, to the extent permitted by the Plan Administrator, in its discretion, and set forth in the Option Agreement evidencing such Option, a Nonstatutory Stock Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to the Form S-8 Registration Statement under the Securities Act.

6.9                               Option Agreement.  Unless otherwise provided by the Plan Administrator at the time the Option is granted, an Option shall comply with and be subject to the terms and conditions set forth in the appropriate form of Option Agreement approved by the Plan Administrator concurrently with its adoption of the Plan and as amended from time to time.

6.10                        Authority to Vary Terms.  The Plan Administrator shall have the authority from time to time to vary the terms of any standard form of Option Agreement described in Section 6.9 either in connection with the grant or amendment of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Option Agreement are not inconsistent with the terms of the Plan.

7.                                      TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

7.1                               Types.  Two types of stock appreciation rights shall be authorized for issuance under this Section 7: (i) tandem stock appreciation rights (“Tandem Rights”) and (ii) stand-alone stock appreciation rights (“Stand-alone Rights”).

7.2                               Tandem Rights.  The following terms and conditions shall govern the grant and exercise of Tandem Rights:

(a)                                 One or more Optionees may be granted a Tandem Right, exercisable upon such terms and conditions as the Plan Administrator may establish, to elect between the exercise of the underlying Option for shares of Stock or the surrender of that Option in exchange for a distribution from the Company in an amount equal to the excess of (i) the Fair Market Value (on the Option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered Option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for such vested shares.

(b)                                 No such Option surrender shall be effective unless it is approved by the Plan Administrator, either at the time of the actual Option surrender or at any earlier time.  If the surrender is so approved, then the distribution to which the Optionee shall accordingly become entitled under this Section 7.2 may be made in shares of Stock valued at Fair Market Value on the Option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

(c)                                  If the surrender of an Option is not approved by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered Option (or surrendered portion thereof) on the Option surrender date and may exercise such rights at any time prior to the later of (i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the Option is otherwise exercisable in accordance with the terms of the instrument evidencing such Option, but in no event may such rights be exercised more than ten (10) years after the date of the Option grant.

7.3                               Stand-Alone Rights.  The following terms and conditions shall govern the grant and exercise of Stand-alone Rights:

(a)                                 One or more individuals eligible to participate in the Plan may be granted a Stand-alone Right not tied to any underlying Option.  The Stand-alone Right shall relate to a specified number of shares of Stock and shall be exercisable upon such terms and conditions as the Plan Administrator may establish. In no event, however, may the Stand-alone Right have a maximum term in excess of ten (10) years measured from the grant date. Upon exercise of the Stand-alone Right, the holder shall be entitled to receive a distribution from the Company in an amount equal to the excess of (i) the aggregate Fair Market Value (on the exercise date) of the shares of Stock underlying the exercised right over (ii) the aggregate base price in effect for those shares.

(b)                                 The number of shares of Stock underlying each Stand-alone Right and the base price in effect for those shares shall be determined by the Plan Administrator in its sole discretion at the time the Stand-alone Right is granted; provided, however, that the base price per share for a Stand-alone Right shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Stand-alone Right.

(c)                                  Stand-alone Rights shall be subject to the same transferability restrictions applicable to Nonstatutory Options.

(d)                                 The distribution with respect to an exercised Stand-alone Right may be made in shares of Stock valued at Fair Market Value on the exercise date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

(e)                                  The holder of a Stand-alone Right shall have no shareholder rights with respect to the shares subject to the Stand-alone Right unless and until such person shall have exercised the Stand-alone Right and become a holder of record of shares of Stock issued upon the exercise of such Stand-alone Right.

7.4                               Post-Service Exercise.  The provisions governing the exercise of Tandem and Stand-alone Rights following the cessation of the recipient’s Service shall be substantially the same as those set forth in Section 6.7 for the Options granted under the Plan.

8.                                      PROHIBITION ON REPRICING PROGRAMS.

The Plan Administrator shall not (i) implement any cancellation/regrant program pursuant to which outstanding Options or stock appreciation rights under the Plan are cancelled and new options or stock appreciation rights are granted in replacement with a lower exercise or base price per share, (ii) cancel outstanding Options or stock appreciation rights under the Plan with exercise or base prices per share in excess of the then current Fair Market Value per share of Stock for consideration payable in cash, equity securities of the Company or in the form of any other Award under the Plan, except in connection with a Change in Control transaction, or (iii) otherwise directly reduce the exercise price in effect for outstanding Options or stock appreciation rights under the Plan, without in each such instance obtaining stockholder approval.  Nothing in this Section 8 shall prevent the Plan Administrator from making any adjustment pursuant to Section 4.2.

9.                                      TERMS AND CONDITIONS OF STOCK ISSUANCES.

9.1                               Issuances.  Shares of Stock may be issued under the Plan through direct and immediate issuances without any intervening option grants.  Shares of Stock may also be issued under the Plan pursuant to share right awards or restricted stock units that entitle the recipients to receive the shares underlying those awards or units upon the attainment of designated performance goals or the satisfaction of specified Service requirements or upon the expiration of a designated time period following the vesting of those awards or units.  Each such stock issuance, share right award or restricted stock unit shall be evidenced by a Stock Issuance Agreement that complies with the terms specified below.

9.2                               Consideration.

(a)                                 Shares of Stock may be issued under this Section 9 for any of the following items of consideration that the Plan Administrator may deem appropriate in each individual instance:

(i)                                     cash or check made payable to the Company;

(ii)                                  past services rendered to a Participating Company; or

(iii)                               any other valid form of consideration permissible under the Delaware General Corporation Law at the time such shares are issued.

9.3                               Vesting Provisions.

(a)                                 Shares of Stock issued under this Section 9 may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives.  Shares of Stock may also be issued under this Section 9 pursuant to share right awards or restricted stock units that entitle the recipients to receive the shares underlying those awards or units upon the attainment of designated performance goals or the satisfaction of specified Service requirements or upon the expiration of a designated time period following the vesting of those awards or units, including (without limitation) a deferred distribution date following the termination of the Participant’s Service.  The elements of the vesting schedule applicable to any unvested shares of Stock issued hereunder or share right award or restricted stock units granted hereunder shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement.

(b)                                 The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more Awards granted under Section 9 so that the shares of Stock subject to those Awards shall vest (or vest and become issuable) upon the achievement of certain pre-established corporate performance objectives based on one or more Performance Goals and measured over the performance period specified by the Plan Administrator at the time of the Award.

(c)                                  Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) that the Participant may have the right to receive with respect to the Participant’s unvested shares of Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Stock as a class without the Company’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Stock and (ii) such escrow arrangements as the Plan Administrator may deem appropriate.

(d)                                 The Participant shall have full shareholder rights with respect to any shares of Stock issued to the Participant under this Section 9, whether or not the Participant’s interest in those shares is vested.  Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares. The Participant shall not have any shareholder rights with respect to the shares of Stock subject to a restricted stock unit or share right award until that award vests and the shares of Stock are actually issued thereunder.  However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of Stock, on outstanding restricted stock unit or share right awards, subject to such terms and conditions as the Plan Administrator may deem appropriate; provided, however, that no such dividend-equivalent units relating to Awards subject to performance-vesting conditions shall vest or otherwise become payable prior to the time the underlying Award (or portion thereof to which such dividend-equivalents units relate) vests upon the attainment of the applicable performance goals and shall accordingly be subject to cancellation and forfeiture to the same extent as the underlying Award.

(e)                                  Should the Participant cease to remain in Service while holding one or more unvested shares of Stock issued under this Section 9 or should the performance objectives not be attained with respect to one or more such unvested shares of Stock, then those shares shall be immediately surrendered to the Company for cancellation, and the Participant shall have no further shareholder rights with respect to those shares.  To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent, the Company shall repay to the Participant the lower of (i) the cash consideration paid for the surrendered shares or (ii) the Fair Market Value of those shares at the time of cancellation.

(f)                                   The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Stock that would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares. Any such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Stock as to which the waiver applies.  Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.  However, no vesting requirements tied to the attainment of Performance Goals may be waived with respect to Awards which were intended, at the time of grant, to qualify as performance-based compensation under Code Section 162(m).

(g)                                  Except as otherwise provided in Section 10.3, outstanding share right awards or restricted stock units under this Section 9 shall automatically terminate, and no shares of Stock shall actually be issued in satisfaction of those awards or units, if the performance goals or Service requirements established for such awards or units are not attained or satisfied.  The Plan Administrator, however, shall have the discretionary authority to issue vested shares of Stock under one or more outstanding share right awards or restricted stock units as to which the designated performance goals or Service requirements have not been attained or satisfied.  However, no vesting requirements tied to the attainment of Performance Goals may be waived with respect to Awards which were intended, at the time those Awards were made, to qualify as performance-based compensation under Code Section 162(m).

10.                               CHANGE IN CONTROL.

10.1                        Definitions.

(a)                                 An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company:  (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

(b)                                 A “Hostile Takeover” shall mean a change in the composition of the Board over a period of twelve (12) consecutive months or less such that a majority of the Board members ceases to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period (“Incumbent Directors”) or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Incumbent Directors who were still in office at the time the Board approved such election or nomination; provided that any individual who becomes a Board member subsequent to the beginning of such period and whose election or nomination was approved by a majority of the Board members then comprising the Incumbent Directors will be considered an Incumbent Director.

(c)                                  “Change in Control” for any particular Award shall have the meaning assigned to such term in the applicable Award Agreement or, in the absence of any other Change in Control definition in the Award Agreement, Change in Control shall mean the occurrence of either (i) an Ownership Change Event or a series of related Ownership Change Events (collectively, a “Transaction”) wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the “Transferee

Corporation(s)”), as the case may be or (ii) a Hostile Takeover.  For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations.  The Plan Administrator shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

10.2                        Effect of Change in Control on Options and Stock Appreciation Rights.  In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the “Acquiring Corporation”), may either assume the Company’s rights and obligations under outstanding Options and stock appreciation rights or substitute for outstanding Options and stock appreciation rights substantially equivalent options or stock appreciation rights for the Acquiring Corporation’s stock or such outstanding Options and stock appreciation rights may be continued in full force and effect.  In the event the Acquiring Corporation elects not to assume or substitute for outstanding Options and stock appreciation rights in connection with a Change in Control and such Options and stock appreciation rights are not continued in full force and effect, any unexercisable or unvested portions of outstanding Options and stock appreciation rights (and any shares acquired upon the exercise thereof) granted to persons whose Service has not terminated prior to such date shall be immediately exercisable and vested in full as of the date of the Change in Control, unless such accelerated exercisability and vesting is precluded by other limitations imposed in the Stock Option Agreement.  The exercise or vesting of any Option or stock appreciation right and any shares acquired upon the exercise thereof that was permissible solely by reason of this Section 10.2 shall be conditioned upon the consummation of the Change in Control.  Any Options or stock appreciation rights which are neither (i) assumed or substituted for by the Acquiring Corporation or continued in full force and effect in connection with the Change in Control nor (ii) exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control.  Notwithstanding the foregoing, shares acquired upon exercise of an Option or stock appreciation right prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of the Award Agreement evidencing such Option or stock appreciation right except as otherwise provided in such Award Agreement.  Furthermore, notwithstanding the foregoing, if the corporation the stock of which is subject to the outstanding Options and stock appreciation rights immediately prior to an Ownership Change Event described in Section 10.1(a)(i) constituting a Change in Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the outstanding Options and stock appreciation rights shall not terminate unless the Plan Administrator otherwise provides in its discretion.

10.3                        Effect of Change in Control on Stock Issuances, Restricted Stock Units and Share Rights Awards.

(a)                                 All of the Company’s outstanding repurchase rights under Section 9 shall terminate automatically, and all the shares of Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control, except to the extent those repurchase rights are to be assigned to the Acquiring Corporation or otherwise continued in full force and effect.

(b)                                 In the event the Acquiring Corporation assumes the Company’s rights and obligations with respect to outstanding restricted stock units or share right awards in connection with a Change in Control, then such units and awards shall be adjusted immediately after the consummation of that Change in Control to apply to the number and class of securities into which the shares of Stock subject to the unit or award immediately prior to the Change in Control would have been converted in consummation of such Change in Control had those shares actually been outstanding at that time, and appropriate adjustments shall also be made to the consideration (if any) payable per share thereunder, provided the aggregate amount of such consideration shall remain the same.  If any such restricted stock unit or share right award is not so assumed or substituted with a substantially equivalent award for the Acquiring Corporation’s stock or otherwise continued in full force and effect, then such unit or award shall vest, and the shares of Stock subject to that unit or award shall be issued as fully-vested shares, immediately prior to the consummation of the Change in Control, unless such accelerated vesting and/or issuance is precluded by other limitations imposed in the Stock Issuance Agreement or under Section 409A of the Code.

(c)                                  The Plan Administrator shall have the discretionary authority to structure one or more unvested stock issuances or one or more restricted stock unit or other share right awards so that the shares of Stock subject to those issuances or awards shall automatically vest (or vest and become issuable) in whole or in part immediately upon the occurrence of a Change in Control or upon the subsequent Termination after Change in Control (as defined in Stock Issuance Agreement), subject to compliance with Section 409A of the Code.  The Plan Administrator’s authority under this Section 10.3(c) shall also extend to any Awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code, even though the actual vesting of those Awards pursuant to this Section 10.3(c) may result in their loss of performance-based status under Section 162(m) of the Code.

11.                               TAX WITHHOLDING.

The Company’s obligation to deliver shares of Stock upon the exercise of Options or stock appreciation rights or the issuance or vesting of shares under the Plan shall be subject to the satisfaction of all applicable federal, state, local and foreign tax and other amounts required to be withheld, collected or accounted for (“Withholding Taxes”).  The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable upon the exercise of an Option or stock appreciation right or upon the issuance of fully-vested shares, or to accept from the holder of an Award the tender of, a number of whole shares of Stock, having a Fair Market Value, as determined by the Company, equal to all or any part of the Withholding Taxes.

Alternatively or in addition, in its discretion, the Company shall have the right to require the holder of the Award, through payroll withholding, cash payment or otherwise, to make adequate provision for any such Withholding Taxes.  The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.  The Company shall have no obligation to deliver shares of Stock or to release shares of Stock from an escrow established pursuant to any Award until the Participating Company Group’s tax withholding obligations have been satisfied.

12.                               COMPLIANCE WITH SECURITIES LAW.

The grant of Awards and the issuance of shares of Stock thereunder shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities.  Options and stock appreciation rights may not be exercised if the issuance of shares of Stock upon such exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed.  In addition, no shares of Stock may be issued under the Plan unless (a) a registration statement under the Securities Act shall be in effect at the time of such issuances with respect to shares issuable under the Plan or (b) in the opinion of legal counsel to the Company, the shares issuable under the Plan may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.  As a condition to the issuance of shares pursuant to any Award, the Company may require the holder to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

13.                               RECOUPMENT POLICY

The Participant shall also be subject to any clawback, recoupment or other similar policy adopted by the Board as in effect from time to time and Awards and any cash, shares of Stock or other property or amounts due, paid or issued to a Participant (or sales proceeds therefrom) shall be subject to cancellation, recoupment, rescission, payback or other action in accordance with the terms of such policy.

14.                               TERMINATION OR AMENDMENT OF PLAN.

The Board may terminate or amend the Plan at any time.  However, subject to changes in applicable law, regulations or rules that would permit otherwise, stockholder approval will be required for any amendment to the Plan that (i) materially increases the number of shares of Stock available for issuance under the Plan (other than to reflect a reorganization, stock split, merger, spinoff or similar transaction), (ii) materially expands the class of individuals eligible to receive option grants or other awards under the Plan, (iii) materially increases the benefits to participants under the Plan, including any change that would permit a repricing (or decrease in exercise price) of outstanding Options or stock appreciation rights or that materially reduces the price at which shares of Stock may be issued or purchased under the Plan, (iv) materially extends the term of the Plan or (v) expands the types of awards available for issuance under the Plan.  No termination or amendment of the Plan shall affect any then outstanding Award unless expressly provided by the Board.  In any event, no termination or amendment of the Plan may adversely affect any then outstanding Award without the consent of the holder, unless such termination or amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law, regulation or rule.

                                                IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the Finisar Corporation 2005 Stock Incentive Plan, as amended and restated through September 2, 2014.

/s/ Christopher E. Brown
Secretary